Exhibit 10.6

UNIT PURCHASE AGREEMENT

This Unit Purchase Agreement (this “Agreement”) dated this December 8, 2009 is among Abakan Inc., a Nevada corporation (the “Company”), and Prosper Financial Inc., a consultant to the Company whose owner is a director of the Company (the “Investor”).

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Regulation D and Section 4(2) of the Securities Act (as defined below), the Company desires to issue and sell shares of the Company’s common stock and share purchase warrants to purchase additional shares the Company’s common stock to the Investor, and the Investor desires to purchase shares of the Company’s common stock and share purchase warrants to purchase additional shares of the Company’s common stock from the Company.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the Company and the Investor agree as follows:

ARTICLE I.	DEFINITIONS

1.1	Definitions. In addition to the terms defined elsewhere in this Agreement, for all purposes of this Agreement, the following terms shall have the meanings indicated in this Section 1.1:

“Action” means any action, suit, notice of violation, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company before or by any court, arbitrator, governmental or administrative agency, regulatory authority (federal, state, county, local or foreign), stock market, stock exchange or trading facility.

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 144.

“Agreement” means this Agreement and any other documents or agreements executed in connection with the transactions contemplated hereunder.

“Business Day” means any day except Saturday, Sunday and any day which is a federal legal holiday or a day on which banking institutions in the United States are authorized or required by law or other governmental action to close.

“Closing” means the closing of the purchase and sale of the Units pursuant to Section 2.1, and the date upon which such closing occurs which is the later of the Business Day immediately following the date on which all of the conditions set forth in Sections 5.1 and 5.2 hereof are satisfied or December 8, 2009 or such other date as the parties may agree.

“Commission” means the Securities and Exchange Commission.

“Common Stock” means the common stock of the Company, par value $0.0001 per share.

“GAAP” means U.S. generally accepted accounting principles.

“Investment Amount” means one hundred and thirty thousand dollars ($130,000), or the product of the Per Unit Purchase Price multiplied by the number of Units being purchased by the Investor.

“Investor Party” has the meaning set forth in Section 4.5.

“Lien” means any lien, charge, encumbrance, security interest, right of first refusal or other restrictions of any kind.

“Material Adverse Effect” means any of (i) a material and adverse effect on the legality, validity or enforceability of this Agreement, (ii) a material and adverse effect on the results of operations, assets, prospects, business or condition (financial or otherwise) of the Company, or (iii) an adverse impairment to the Company's ability to perform on a timely basis its obligations under this Agreement.

“Outside Date” means December 11, 2009, the end of the offering, pursuant to Section 6.5(b).

“Per Unit Purchase Price” equals $0.50.

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same effect as such Rule.

“Securities Act” means the Securities Act of 1933, as amended.

“Shares” means the shares of Common Stock issued or issuable to the Investor pursuant to this Agreement.

“Trading Market” means the OTC Bulletin Board on which the Common Stock is quoted for trading.

“Units” means the Shares and the Warrants, each Unit consisting of one (1) Share and one half (1/2) Warrant, for a total of two hundred and sixty thousand (260,000) Units.

“Warrants” means the share purchase warrants that entitle the Issuer to purchase one (1) additional share of Common Stock in exchange for one (1) full share purchase warrant (or two half warrants) for a period of two (2) years from the Closing at a purchase price of $0.75 per share, granted to the Investor pursuant to this Agreement.

“$” means United States Dollars.

ARTICLE II.	PURCHASE AND SALE

2.1

Closing. Subject to the terms and conditions set forth in this Agreement, at the Closing the Investor shall purchase from the Company, and the Company shall sell to the Investor, the Units representing the Investment Amount.

2.2     Payment and Delivery of Certificate. The Investor’s payment and the Company’s delivery of the Investor’s certificate representing the Shares and the delivery of the Warrants shall take place as follows:

(a)     At the Closing, the Investor shall (i) pay the Investment Amount by transferring immediately available good funds in United States dollars to the Company in the method agreed to between the Company and the Investor, and (ii) deliver this completed Agreement to the Company at the Company’s address herein provided.

(b)     No later than five Business Days after the Closing, but in any event promptly following payment by the Investor to the Company of the Investment Amount and delivery of this completed Agreement, the Company shall deliver a certificate representing the Shares, the certificate duly executed on behalf of the Company and issued in the name of the Investor, and shall deliver the Warrants, to the Investor at the address herein provided.

2.3     Proceeds and Use of Proceeds. The gross proceeds of the Unit offering are anticipated to be up to two million five hundred thousand dollars ($2,500,000). The Company proposes to use the proceeds from this Unit offering as outlined below. Actual expenditures of the proceeds of the Unit offering may differ substantially from the estimated use of proceeds and will be adjusted to match the aggregate amount raised. Nonetheless, actual expenditures of the proceeds of the Unit offering will be according to the expenditures deemed by the Company to be in the best interests of advancing the Company’s business.

Description of Use of Proceeds	Amount
General Working Capital	$2,485,000
Legal and Transfer Agent Fees	$15,000
TOTAL	$2,500,000

ARTICLE III.	REPRESENTATIONS AND WARRANTIES

3.1	Representations and Warranties of the Company. The Company hereby makes the following representations and warranties to the Investor:

(a)

(a) Organization and Qualification. The Company is duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of Nevada , with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. The Company is not in violation of any of the provisions of its articles of incorporation, bylaws or other organizational or charter documents. The Company is duly qualified to conduct its business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(b)

(b) Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution and delivery of this Agreement by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company in connection herewith. This Agreement has been (or upon delivery will have been) duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(c)	(c) No Conflicts. The execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the transactions contemplated hereby do not and will not (i) conflict with or violate any provision of the Company's articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company debt or otherwise) or other understanding to which the Company is a party or by which any property or asset of the Company is bound or affected, or (iii) result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company is subject (including federal, provincial and state securities laws and regulations), or by which any property or asset of the Company is bound or affected; except in the case of each of clauses (ii) and (iii), such as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(d)	(d) Filings, Consents and Approvals. The Company is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement , other than filings required by provincial, state, or federal securities laws, and those that have been made or ob tained prior to the date of hereof.

(e)	(e) Issuance of the Shares and Delivery of the Warrants. The Shares have been duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens. As of the Closing, the Company will have reserved from its duly authorized capital stock the shares of Common Stock issuable and the shares of Common Stock that underlie the Warrants grantable pursuant to this Agreement.

(f)

(f) Capitalization. The authorized capital stock of the Company consists of (i) 2,500,000,000 shares of Common Stock, of which 50,265,000 shares are outstanding as of December 8, 2009, and (ii) 50,000,000 shares of preferred stock, of which no shares are outstanding. No securities of the Company are entitled to preemptive or similar rights, and no Person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Agreement. There are no outstanding options, warrants, scrip rights to subscribe to, calls or commitments of any character whatsoever relating to, or securities, rights or obligations convertible into or exchangeable for, or giving any Person any right to subscribe for or acquire, any shares of Common Stock, or contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares of Common Stock, or securities or rights convertible or exchangeable into shares of Common Stock. The sale of the Units will not, immediately or with the passage of time, obligate the Company to issue shares of Common Stock or other securities to any Person (other than the Investor) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(g)

(g) Litigation. There is no Action which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the Units or (ii) could, if there were an unfavorable decision, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect. The Company, nor any director or officer thereof (in his or her capacity as such), is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty.

(h)	(h) Labor Relations. No material labor dispute exists or, to the knowledge of the Company, is imminent with respect to any of the employees of the Company.

(i)	(i) Compliance. The Company (i) is not in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any indenture, loan or credit agreement or any other agreement or instrument to which it is a party or by which it or any of its properties is bound (whether or not such default or violation has been waived), (ii) is not in violation of any order of any court, arbitrator or governmental body, or (iii) is not or has not been in violation of any statute, rule or regulation of any governmental authority, including without limitation all foreign, federal, provincial, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except in each case as could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect.

(j)	(j) Regulatory Permits. The Company possess all certificates, authorizations and permits issued by the appropriate federal, state, local or foreign regulatory authorities necessary to conduct its business, except where the failure to possess such permits could not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, and the Company has not received any notice of proceedings relating to the revocation or modification of any such permits.

(k)	(k) Transactions With Affiliates. None of the officers or directors of the Company is presently a party to any transaction with the Company (other than for services as officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or, to the knowledge of the Company, any entity in which any officer, director has a substantial interest or is an officer, director, trustee or partner.

(l)	(l) Solvency. Based on the financial condition of the Company as of the Closing, (i) the Company's fair saleable value of its assets exceeds the amount that will be required to be paid on or in respect of the Company's existing debts and other liabilities (including known contingent liabilities) as they mature, (ii) the Company's assets do not constitute unreasonably small capital to carry on its business for the current fiscal year as now conducted and as proposed to be conducted including its capital needs taking into account the particular capital requirements of the business conducted by the Company, and projected capital requirements and capital availability thereof, and (iii) the proceeds the Company would receive, were it to liquidate all of its assets, after taking into account all anticipated uses of the cash, would be sufficient to pay all amounts on or in respect of its debt when such amounts are required to be paid. The Company does not intend to incur debts beyond its ability to pay such debts as they mature (taking into account the timing and amounts of cash to be payable on or in respect of its debt).

(m)

(m) Certain Fees. The Investor shall have no obligation with respect to any fees or with respect to any claims (other than such fees or commissions owed by the Investor pursuant to written agreements executed by the Investor which fees or commissions shall be the sole responsibility of the Investor) made by or on behalf of other Persons for fees of a type contemplated in this Agreement that may be due in connection with the transactions contemplated by this Agreement.

(n)	(n) Certain Registration Matters. Assuming the accuracy of the Investor’s representations and warranties set forth in Section 3.2, no registration under the Securities Act is required for the offer and sale of the Units by the Company to the Investor under this Agreement.

(o)	(o) Investment Company. The Company is not, and is not an Affiliate of, and immediately following the Closing will not have become, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

(p)	(p) Application of Takeover Protections. The Company has taken all necessary action, if any, in order to render inapplicable any control share acquisition, business combination, poison pill (including any distribution under a rights agreement) or other similar anti-takeover provision under the Company's articles of incorporation (or similar charter documents) or the laws of its state of incorporation that is or could become applicable to the Investor as a result of the Investor and the Company fulfilling its obligations or exercising its rights under this Agreement, including without limitation the Company's issuance of the Shares and grant of the Warrants and the Investor's ownership of the Shares and Warrants.

(q)	(q) No Additional Agreements. The Company does not have any agreement or understanding with the Investor with respect to the transactions contemplated by this Agreement other than as specified in this Agreement .

(r)	(r) Disclosure. The Company understands and confirms that the Investor will rely on the foregoing representations and covenants in effecting transactions in securities of the Company. All disclosure provided to the Investor regarding the Company, its business and the transactions contemplated hereby, furnished by or on behalf of the Company (including the Company’s representations and warranties set forth in this Agreement) are true and correct and do not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading.

(s)

(s) Patriot Act. Neither the Company nor an Affiliate have engaged in transactions involving funds derived from illegal activity including money laundering, and are not under investigation for and have not been previously charged with violating any laws prohibiting money laundering, including but not limited to: (a) the Bank Secrecy Act, as amended by the USA PATRIOT ACT of 2001 (the “PATRIOT Act”), and its implementing regulations, and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations and (b) the Executive Orders and Sanctions Programs administered by the U.S. Department of the Treasury's Office Foreign Assets Control (“OFAC”), including but not limited to Executive Order No. 13224 of September 23, 2001 entitled, "Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism," and all regulations contained in 31 C.F.R., Subtitle B, Chapter V (collectively, the “Anti-Money Laundering and Anti-Terrorism Laws/OFAC laws”); and (c) the laws and regulations of the jurisdictions in which the Company operates.

Neither the Company nor an Affiliate are, to the best of their knowledge after reasonable due diligence, acting, directly or indirectly, on behalf of terrorists, terrorist organizations or narcotics traffickers, including those persons or entities that appear on the Specially Designated Nationals and Blocked Persons List ("SDN List") administered by OFAC (see http://www.treas.gov/offices/enforcement/ofac/) and any individual or entity included on any list of terrorists or terrorist organizations maintained by the United Nations, the European Union and\or the countries in which the Company operates.

Neither the Company nor an Affiliate or, to the best of their knowledge, any of their brokers or other agents: (i) conducts any business or engages in making or receiving any contribution of funds, goods or services to or for the benefit of any person included on the SDN List; (ii) deals in, or otherwise engages in any transaction relating to, any property or interests in property blocked pursuant to the Sanctions Programs administered by OFAC; or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any anti-money laundering and anti-terrorism laws to which they are subject.

Neither the Company nor any officer or director of the Company: (a) appears on the SDN List or (b) is a politically exposed person (as defined in guidance issued by the Financial Action Task Force (see http://www.fatf-gafi.org/) or a senior foreign political figure* or a family member or close associate of such a figure (see http://www.treas.gov/press/releases/docs/guidance.htm).

(t)

(t) Foreign Corrupt Practices Act. Neither the Company, nor any director, officer, agent or employee of the Company, has made, directly or indirectly, any payment or promise to pay, or gift or promise to give or authorized such a promise or gift, of any money or anything of value, directly or indirectly, to: (a) any foreign official (as such term is defined in the Foreign Corrupt Practices Act (the “FCPA”) for the purpose of influencing any official act or decision of such official or inducing him or her to use his or her influence to affect any act or decision of a governmental authority or (b) any foreign political party or official thereof or candidate for foreign political office for the purpose of influencing any official act or decision of such party, official or candidate or inducing such party, official or candidate to use his, her or its influence to affect any act or decision of a foreign governmental authority, in the case of both (a) and (b) above in order to assist the Company to obtain or retain business for, or direct business to the Company, as applicable, and under circumstances which would subject the Company to liability under the FCPA or any corresponding foreign laws. The Company has not made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment of funds or received or retained any funds in violation of any law, rule or regulation.

* A "senior foreign political figure" is defined as a current or former senior official in the executive, legislative, administrative, military or judicial branches of a non-U.S. government (whether elected or not), a current or former senior official of a major non-U.S. political party, or a current or former senior executive of a non-U.S. government-owned corporation. In addition, a "senior foreign political figure" includes any corporation, business or other entity that has been formed by, or for the benefit of, a senior foreign political figure. "Immediate family" of a senior foreign political figure typically includes the figure's parents, siblings, spouse, children and in-laws. A "close associate" of a senior foreign political figure is a person who is widely and publicly known to maintain an unusually close relationship with the senior foreign political figure, and includes a person who is in a position to conduct substantial U.S. and non-U.S. financial transactions on behalf of the senior foreign political figure.

(u)

(u) Use of Proceeds - Restrictions. No part of the proceeds of the sale of the Units will be used, directly or indirectly, for any payments to: (a) any individual or entity listed on the SDN List and/or any other similar lists administered by OFAC pursuant to any authorizing statute, Executive Order or regulation; (b) the government of any country subject to an OFAC Sanctions Program; (c) any individual or entity included on any list of terrorists or terrorist organizations maintained by the United Nations, the European Union and/or the countries in which the Company operates; or (d) any governmental official or employee, political party, official of a political party, candidate for political office, anyone else acting in an official capacity, or any agent of any such individual or entity, in order to obtain, retain or direct business or obtain any improper advantage, in violation of the FCPA.

(v)

(v) Sarbanes-Oxley Compliance. The Company is in compliance in all material respects with all applicable requirements of the Sarbanes-Oxley Act of 2002 and applicable rules and regulations promulgated by the Commission hereunder.

(w)	(w) No Manipulation of Stock. The Company has not taken, in violation of applicable law, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock to facilitate the transactions contemplated hereby or the sale or resale of the Units.

3.2	Representations and Warranties of the Investor. The Investor hereby represents and warrants to the Company as follows:

(a)

(a) Organization; Authority. The Investor is either an individual, or an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite corporate or partnership power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder. The execution, delivery and performance by the Investor of the transactions contemplated by this Agreement has been duly authorized by all necessary corporate or, if the Investor is not a corporation, such partnership, limited liability company or other applicable like action, on the part of the Investor. The Agreement has been duly executed by the Investor, and when delivered by the Investor in accordance with terms hereof, will constitute the valid and legally binding obligation of the Investor, enforceable against it in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by other equitable principles of general application.

(b)	(b) Investment Intent. The Investor is acquiring the Units as principal for its own account for investment purposes only and not with a view to or for distributing or reselling the Units or any part thereof, without prejudice, however, to the Investor's right at all times to sell or otherwise dispose of all or any part of the Units in compliance with applicable federal, provincial and state securities laws. Subject to the immediately preceding sentence, nothing contained herein shall be deemed a representation or warranty by the Investor to hold the Units for any period of time. The Investor does not have any agreement or understanding, directly or indirectly, with any Person to distribute any or any part of the Units.

(c)

(c) Investor Status. At the time the Investor was offered the Shares, it was, and at the date hereof it is, an "accredited investor" as defined in Rule 501(a) under the Securities Act. The Investor is not a registered broker-dealer under Section 15 of the Exchange Act.

The Investor further certifies to the Company that the Investor is, as reflected by checking the appropriate box (or boxes) below and initialing next to such checked box (or boxes):

(i)     [ ] ____ (initial)     a natural person whose individual net worth, or joint net worth with that person’s spouse (including the value of his or her principal residence valued at either (A) cost, including cost of improvements, net of current encumbrances on the property, or (B) the appraised value of the property as determined by a written appraisal used by an institutional lender making a loan to him or her secured by the property, including subsequent improvements, net of current encumbrances on the property), at the time of his or her purchase of the Shares exceeds $1,000,000; or

(ii)     [ ] ____ (initial)     a natural person who had individual annual income in excess of $200,000 in each of 2008 and 2007 and who reasonably expects that his or her individual annual income will exceed $200,000 in 2009; or

(iii)     [ ] ____ (initial)     a natural person who had joint annual income with that person’s spouse in excess of $300,000 in each of 2008 and 2007 and who reasonably expects to have joint annual income in excess of $300,000 in 2009; or

(iv)     [ ] ____ (initial)

a)      [ ] ____ (initial)     a bank as defined in Section 3(a)(2) of the Securities Act or a savings and loan association or other institution as defined in Section 3(a)(5)(A) of the Securities Act, whether acting in its individual or fiduciary capacity;

(b)      [ ] ____ (initial)     a broker or dealer registered pursuant to Section 15 of the Exchange Act;

c)      [ ] ____ (initial)     an insurance company as defined in Section 2(13) of the Act;

d)      [ ] ____ (initial)     an investment company registered under the Investment Act of 1940, as amended;

e)      [ ] ____ (initial)     a business development company as defined in Section 2(a)(48) of the Investment Company Act;

f)      [ ] ____ (initial)     a Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958;

g)      [ ] ____ (initial)     a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if the plan has total assets in excess of $5,000,000;

h)      [ ] ____ (initial)     an employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a plan fiduciary, as defined in Section 3(21) of such act, that is a bank, a savings and loan association, an insurance company or a registered investment advisor, or if the employee benefit plan has total assets in excess of $5,000,000, or, if a self directed plan, with investment decisions made solely by persons that meet any one or more of the tests set forth in Section III (i) through (v) hereof;

i)      [ ] ____ (initial)     a private business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940, as amended;

j)      [ ] ____ (initial)     an organization described in Section 501(c)(3) of the Internal Revenue Code, a corporation, Massachusetts or similar business trust, or partnership, not formed for the specific purpose of making an investment in the Shares, with total assets in excess of $5,000,000;

k)      [ ] ____ (initial)     a trust, with total assets in excess of $5,000,000, not formed for the specific purpose of making an investment in the Shares, whose purchase is directed by a sophisticated person as described in Rule 506(b)(2)(iii) of Regulation D promulgated under the Securities Act; or

(v)     [X] ____ (initial)     an entity in which all of the equity owners meet any one or more of the tests set forth in Section II. (i) through (iv); or

(vi)      [ ] ____ (initial)     none of the above.

(d)

(d) General Solicitation. The Investor is not purchasing the Units as a result of any advertisement, article, notice or other communication regarding the Units published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(e)	(e) Access to Information. The Investor acknowledges that it has reviewed this Agreement and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Units and the merits and risks of investing in the Units; (ii) access to information about the Company and its financial condition, results of operations, business, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment. Neither such inquiries nor any other investigation conducted by or on behalf of the Investor or its representatives or counsel shall modify, amend or affect the Investor's right to rely on the truth, accuracy and completeness of this Agreement and the Company's representations and warranties contained in herein.

(f)	(f) Independent Investment Decision. The Investor has independently evaluated the merits of its decision to purchase Units pursuant to this Agreement. The Investor has not relied on the business or legal advice of any other person in making its investment decision hereunder, and confirms that none of such Persons has made any representations or warranties to the Investor in connection with the transactions contemplated by this Agreement.

ARTICLE IV.	OTHER AGREEMENTS OF THE PARTIES

4.1	Shares and Warrants. The particularities of the Shares and the Warrants are as follows:

(a)     The Shares and the shares of Common Stock that underlie the Warrants may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of the Shares or the shares of Common Stock that underlie the Warrants other than pursuant to an effective registration statement, to the Company, to an Affiliate of the Investor or in connection with a pledge as contemplated in Section 4.1(b), if reasonably necessary, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares or the shares of Common Stock that underlie the Warrants under the Securities Act.

(b)     Certificates evidencing the Shares and the shares of Common Stock that underlie the Warrants will contain the following legend, until such time as they are not required under Section 4.1(c):

THESE SECURITIES HAVE NOT BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO THE COMPANY.

(c)     The legend set forth in Section 4.1(b) shall be removed and the Company shall issue a certificate without such legend or any other legend to the holder of the applicable Shares or shares Common Stock that underlie the Warrants upon which it is stamped, if (i) such Shares or shares of Common Stock that underlie the Warrants are registered for resale under the Securities Act, (ii) in connection with a sale, assignment or other transfer, such holder provides the Company with an opinion of counsel, in a generally acceptable form, to the effect that such sale, assignment or transfer of such Shares or shares of Common Stock that underlie the Warrants may be made without registration under the applicable requirements of the Securities Act, or (iii) such holder provides the Company with reasonable assurance that such Shares or shares of Common Stock that underlie the Warrants can be sold, assigned or transferred pursuant to Rule 144. The Company shall cause its counsel to issue a legal opinion to the Company’s transfer agent if required by the Company’s transfer agent to effect the removal of the legend. Following such time as a legend is no longer required for certain Shares or shares of Common Stock that underlie the Warrants, the Company will no later than three Business Days following the delivery by the Investor to the Company or the Company’s transfer agent of a legended certificate representing such Shares or shares of Common Stock that underlie the Warrants, deliver or cause to be delivered to the Investor a certificate representing such Shares or shares of Common Stock that underlie the Warrants that is free from all restrictive and other legends. Upon delivery to the Investor of the certificate representing Shares or shares of Common Stock that underlie the Warrants that is free from all restrictive and other legends, the Investor agrees that any sale of such Shares or share of Common Stock that underlie the Warrants shall be made pursuant to an available exemption from the registration requirements of the Securities Act. The Company may not make any notation on its records or give instructions to any transfer agent of the Company that enlarge the restrictions on transfer set forth in Section 4.1. The Company shall bear all costs and expenses of the transfer agent in connection with the delivery of the certificates, whether by electronic transfer or otherwise, and the removal of any restrictive legends required hereby.

4.2

Furnishing of Information. As long as the Investor owns Shares or shares of Common Stock that underlie the Warrants, if the Company is not required to file reports pursuant to Securities Exchange Act of 1934, as amended, it will prepare and furnish to the Investor and make publicly available in accordance with Rule 144(c) such information as is required for the Investor to sell the Shares or the shares of Common Stock that underlie the Warrants under Rule 144. The Company further covenants that it will take such further action as any holder of Shares or shares of Common Stock that underlie the Warrants may reasonably request, all to the extent required from time to time to enable such Person to sell the Shares or the shares of Common Stock that underlie the Warrants without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

4.3

Integration. The Company shall not, and shall use its best efforts to ensure that no Affiliate of the Company shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any security (as defined in Section 2 of the Securities Act) that would be integrated with the offer or sale of the Units in a manner that would require the registration under the Securities Act of the sale of the Shares or the shares of Common Stock that underlie the Warrants to the Investor , or that would be integrated with the offer or sale of the Units for purposes of the rules and regulations of a Trading Market in a manner that would require stockholder approval of the sale of the securities to the Investor.

4.4	Publicity. The Company will make such filings and notices in the manner and time required by applicable provincial and state securities authorities, the Commission and the Trading Market.

4.5	Indemnification of the Investor. The Company will indemnify and hold the Investor and, if any, its directors, officers, shareholders, partners, employees and agents (each, an “Investor Party“) harmless from any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of investigation (collectively, “Losses“) that any such Investor Party may suffer or incur as a result of or relating to any misrepresentation, breach or inaccuracy of any representation, warranty, covenant or agreement made by the Company in this Agreement. In addition to the indemnity contained herein, the Company will reimburse each Investor Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

4.6	Non-Public Information. The Company covenants and agrees that neither it nor any other Person acting on its behalf will provide the Investor or its agents or counsel with any information that the Company believes constitutes material non-public information, unless prior thereto the Investor shall have executed a written agreement regarding the confidentiality and use of such information. The Company understands and confirms that the Investor shall be relying on the foregoing representations in effecting transactions in securities of the Company.

ARTICLE V.

CONDITIONS PRECEDENT TO CLOSING

5.1

Conditions Precedent to the Obligations of the Investor to Purchase Units. The obligation of the Investor to acquire Units at the Closing is subject to the satisfaction or waiver by the Investor, at or before the Closing, of each of the following conditions:

(a)

(a) Representations and Warranties. The representations and warranties of the Company contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)	(b) Performance. The Company shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(c)

(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement;

(d)	(d) Adverse Changes. Since the date of execution of this Agreement, no event or series of events shall have occurred that reasonably could have or result in a Material Adverse Effect; and

(e)	(e) Company Deliverables. The Company shall have the certificate and the Warrants delivered in accordance with Section 2.2(b ).

5.2

Conditions Precedent to the Obligations of the Company to sell Units. The obligation of the Company to sell Units at the Closing is subject to the satisfaction or waiver by the Company, at or before the Closing, of each of the following conditions:

(a)

(a) Representations and Warranties. The representations and warranties of the Investor contained herein shall be true and correct in all material respects as of the date when made and as of the Closing as though made on and as of such date;

(b)	(b) Performance. The Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing;

(c)	(c) No Injunction. No statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any court or governmental authority of competent jurisdiction that prohibits the consummation of any of the transactions contemplated by this Agreement; and

(d)	(d) Investor Deliverables. The Investor shall have delivered its funds and Agreement in accordance with Section 2.2(a ).

ARTICLE VI.	MISCELLANEOUS

6.1

Fees and Expenses. Each party shall pay the fees and expenses of its advisers, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement . The Company shall pay all stamp and other taxes and duties levied in connection with the sale of the Units.

6.2

Entire Agreement. This Agreement, together with any exhibits and schedules hereto, contain the entire understanding of the parties with respect to the subject matter hereof and supersede all prior agreements, understandings, discussions and representations, oral or written, with respect to such matters, which the parties acknowledge have been merged into such documents, exhibits and schedules.

6.3

Notices. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earliest of (a) the date of transmission, if such notice or communication is delivered via facsimile (provided the sender receives a machine-generated confirmation of successful transmission) at the facsimile number specified in this Section prior to 6:30 p.m. (Florida time) on a Business Day, (b) the next Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section on a day that is not a Business Day or later than 6:30 p.m. (Florida time) on any Business Day, (c) the Business Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (d) upon actual receipt by the party to whom such notice is required to be given. The address for such notices and communications shall be as follows:

If to the Company:     Abakan Inc.

                    2829 Bird Avenue, Suite 12
                    Miami, Florida
                    33133

Attn: Robert Miller

If to the Investor:     Prosper Financial Inc.

                              P.O. Box 331916

                              Miami, Florida

                              33233-1916

Attn: Maria Maz

Or, a different address for such notices and communications may be designated in writing hereafter, in the same manner, by such Person.

6.4

Amendments; Waivers. No provision of this Agreement may be waived or amended except in a written instrument signed by the Company and the Investor. No waiver of any default with respect to any provision, condition or requirement of this Agreement shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

6.5	Termination. This Agreement may be terminated prior to Closing:

(a)	(a) by written agreement of the Investor and the Company; and

(b)	(b) by the Company or the Investor upon written notice to the other, if the Closing shall not have taken place by 6:30 p.m., Florida time on the Outside Date; provided , that the right to terminate this Agreement under this Section 6.5(b) shall not be available to any Person whose failure to comply with its obligations under this Agreement has been the cause of or resulted in the failure of the Closing to occur on or before such time.

Upon a termination in accordance with this Section 6.5, the Company and the terminating Investor shall not have any further obligation or liability (including as arising from such termination) to the other.

6.6

Construction. The headings herein are for convenience only, do not constitute a part of this Agreement and shall not be deemed to limit or affect any of the provisions hereof. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party. This Agreement shall be construed as if drafted jointly by the parties, and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Agreement.

6.7	Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the parties and their successors and permitted assigns. The Company may not assign this Agreement or any rights or obligations hereunder without the prior written consent of the Investor. The Investor may assign any or all of its rights under this Agreement to any Person to whom the Investor assigns or transfers any or any part of the Units, provided such transferee agrees in writing to be bound, with respect to the transferred Units or partial Units , by the provisions hereof that apply to the Investor.

6.8

No Third-Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective successors and permitted assigns and is not for the benefit of, nor may any provision hereof be enforced by, any other Person, except as otherwise set forth in Section 4. 5 (as to any Investor Party).

6.9

Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of Florida, without regard to the principles of conflicts of law thereof. Each party agrees that all Proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective Affiliates, employees or agents) shall be commenced in the courts of the State of Florida . Each party hereto hereby irrevocably submits to the jurisdiction of the courts of the State of Florida for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, that such Proceeding has been commenced in an improper or inconvenient forum. Each party hereto hereby irrevocably waives personal service of process and consents to process being served in any such Proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. If either party shall commence a Proceeding to enforce any provisions of t his Agreement, then the prevailing party in such Proceeding shall be reimbursed by the other party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such Proceeding.

6.10	Survival. The representations, warranties, agreements and covenants contained herein shall survive the Closing and the delivery of the Units.

6.11

Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile signature page were an original thereof.

6.12	Severability. If any provision of this Agreement is held to be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Agreement shall not in any way be affected or impaired thereby and the parties will attempt to agree upon a valid and enforceable provision that is a reasonable substitute herefor, and upon so agreeing, shall incorporate such substitute provision in this Agreement.

6.13	Rescission and Withdrawal Right. Notwithstanding anything to the contrary contained in (and without limiting any similar provisions of) this Agreement, whenever the Investor exercises a right, election, demand or option under this Agreement and the Company does not timely perform its related obligations within the periods herein provided, then the Investor may rescind or withdraw, in its sole discretion from time to time upon written notice to the Company, any relevant notice, demand or election in whole or in part without prejudice to its future actions and rights.

6.14	Replacement of Shares and Warrants. If any certificate or instrument evidencing any Shares or Warrants is mutilated, lost, stolen or destroyed, the Company shall issue or cause to be issued in exchange and substitution for and upon cancellation thereof, or in lieu of and substitution therefor, a new certificate or instrument, but only upon receipt of evidence reasonably satisfactory to the Company of such loss, theft or destruction and customary and reasonable indemnity, if requested. The applicants for a new certificate or instrument under such circumstances shall also pay any reasonable third-party costs associated with the issuance of such replacement Shares or grant of such replacement Warrants. If a replacement certificate or instrument evidencing any Shares or Warrants is requested due to a mutilation thereof, the Company may require delivery of such mutilated certificate or instrument as a condition precedent to any issuance of a replacement.

6.15	Remedies. In addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, each of the Investor and the Company will be entitled to specific performance under this Agreement. The parties agree that monetary damages may not be adequate compensation for any loss incurred by reason of any breach of obligations described in the foregoing sentence and hereby agrees to waive in any action for specific performance of any such obligation the defense that a remedy at law would be adequate.

6.16	Payment Set Aside. To the extent that the Company makes a payment or payments to the Investor pursuant to this Agreement or the Investor enforces or exercises its rights hereunder, and such payment or payments or the proceeds of such enforcement or exercise or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by or are required to be refunded, repaid or otherwise restored to the Company, a trustee, receiver or any other person under any law (including, without limitation, any bankruptcy law, state or federal law, common law or equitable cause of action), then to the extent of any such restoration the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such enforcement or setoff had not occurred.

6.17

Limitation of Liability. Notwithstanding anything herein to the contrary, the Company acknowledges and agrees that the liability of the Investor arising directly or indirectly, under t his Agreement of any and every nature whatsoever shall be satisfied solely out of the assets of the Investor, and that no trustee, officer, other investment vehicle or any other Affiliate of the Investor or any investor, shareholder or holder of shares of beneficial interest of the Investor shall be personally liable for any liabilities of the Investor.

The signature page follows.

IN WITNESS WHEREOF, the parties hereto have caused this Unit Purchase Agreement to be duly executed by their respective authorized signatories as of the date first set forth above.

COMPANY

/s/ Robert Miller
Robert Miller, chief executive officer of Abakan Inc.

INVESTOR

     /s/ Maria Maz

Maria Maz, president of Prosper Financial Inc.